Exhibit 1.1


                         Saxon Asset Securities Company
                    Mortgage Loan Asset Backed Certificates,
                                 Series 2001-3


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                       Dated: September 27, 2001

To:  Saxon Asset Securities Company (the "Company")
     Saxon Mortgage Inc. ("SMI")

Re:  Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:  Mortgage Loan Asset Backed Certificates, Series 2001-3, Class
              AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class M-2, Class B, Class S-1, Class S-2, Class X-IO, Class C and Class R (collectively, the "Certificates"). The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class A-IO, Class AV-2, Class M-1, Class M-2 and Class B Certificates are referred to herein as the "Underwritten Certificates."

              Underwriting Agreement: Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Credit Suisse First Boston Corporation, Greenwich Capital Markets, Inc., First Union Securities, Inc. and J. P. Morgan Securities Inc. (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about October 11, 2001, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the Underwriters are subject to: (i) receipt by the Company of (a) the ratings specified in the table below by Standard & Poor's Rating Service ("S&P"), and Moody's Investors Service ("Moody's" and together with S&P, the "Rating Agencies") with respect to each Class of Certificates;
(ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of October 11, 2001 by and between the company and SMI and the Pooling and Servicing Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

              The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2001 (the "Pooling and Servicing Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), Meritech Mortgage Services, Inc., as Servicer (the "Servicer") and Bankers Trust Company as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust Fund created under the Pooling and Servicing Agreement, which will consist primarily of two pools of conventional, one- to four-family, mortgage loans with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement (the "Mortgage Loans").

              The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust Fund, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided, however, that there may be immaterial variances from the description of the Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust Fund.

              Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-67170.

              Aggregate Scheduled Principal Balance of Mortgage Loans:
Approximately $366,002,898 (as of the Cut-off Date), including approximately $111,387,013 of fixed-rate Mortgage Loans and approximately $254,615,885 of Variable Rate Mortgage Loans. In addition, approximately $250,000,000 will be deposited into the Pre-Funding Account.

              Cut-Off Date: As of the close of business September 1, 2001.

Terms of the Certificates:

----------------------------------------------------------------------------------------------------------------
                                                               Proposed
                       Initial                                Ratings by
Series 2001-3         Principal          Pass-Through        Moody's and                            Sale of the
 Designation            Amount              Rate                 S&P            CUSIP Number        Certificates
----------------------------------------------------------------------------------------------------------------
Class AF-1           $ 63,820,000            (3)               Aaa/AAA           805564JV4              (8)
----------------------------------------------------------------------------------------------------------------
Class AF-2           $ 26,600,000          4.00%(4)            Aaa/AAA           805564JW2              (8)
----------------------------------------------------------------------------------------------------------------
Class AF-3           $ 29,390,000          4.49%(4)            Aaa/AAA           805564JX0              (8)
----------------------------------------------------------------------------------------------------------------
Class AF-4           $ 21,930,000          5.30%(4)            Aaa/AAA           805564JY8              (8)
----------------------------------------------------------------------------------------------------------------
Class AF-5           $ 23,150,000          5.91%(4)            Aaa/AAA           805564JZ5              (8)
----------------------------------------------------------------------------------------------------------------
Class AF-6           $ 18,320,000          5.49%(4)            Aaa/AAA           805564KJ9              (8)
----------------------------------------------------------------------------------------------------------------
Class AV-1           $272,010,000            (3)               Aaa/AAA           805564KA8              (8)
----------------------------------------------------------------------------------------------------------------
Class AV-2           $146,780,000            (3)               Aaa/AAA           805564KB6              (8)
----------------------------------------------------------------------------------------------------------------
Class A-IO               (1)               6.25%               Aaa/AAA           805564KC4              (8)
----------------------------------------------------------------------------------------------------------------
Class S-1                (1)                 (5)               Aaa/AAA           805564KD2              (9)
----------------------------------------------------------------------------------------------------------------
Class S-2                (1)                 (5)               Aaa/AAA           805564KK6              (9)
----------------------------------------------------------------------------------------------------------------
Class M-1            $ 49,000,000            (3)               Aa2/AA            805564KE0              (8)
----------------------------------------------------------------------------------------------------------------
Class M-2            $ 28,000,000            (3)               A2/A              805564KF7              (8)
----------------------------------------------------------------------------------------------------------------
Class B              $ 21,000,000            (3)               Baa2/BBB          805564KG5              (8)
----------------------------------------------------------------------------------------------------------------
Class X-IO               (2)                 (6)               Aaa/AAA           805564KH3              (8)
----------------------------------------------------------------------------------------------------------------
Class P                  N/A                 N/A                 (7)                N/A                 (9)
----------------------------------------------------------------------------------------------------------------
Class C                  N/A                 N/A                 (7)                N/A                 (9)
----------------------------------------------------------------------------------------------------------------
Class R                  N/A                 N/A                 (7)                N/A                 (9)
----------------------------------------------------------------------------------------------------------------

-------------------------
(1) The Class A-IO, Class S-1 and Class S-2 Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated on the basis of a notional balance (as further described in the Prospectus Supplement).

(2) The Class X-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated on the basis of their notional amount at the stepped rate discussed in the Prospectus Supplement.

(3) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread (subject, in the case of the AF-1, AV-1, AV-2, M-1, M-2 and B Certificates, to an increase for any Distribution Date after the Initial Optional Termination Date), as set forth in the Pooling and Servicing Agreement, (ii) the Net WAC Cap (as defined in the Pooling and Servicing Agreement) and (iii) the Maximum Cap Rate (as defined in the Pooling and Servicing Agreement).

(4) On any Distribution Date, the Pass-Through Rates for the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the AF-5 and AF-6 Certificates, to a 0.50% increase for any Distribution Date after the Initial Optional Termination Date) and
         (ii) the Net WAC Cap (as defined in the Pooling and Servicing
         Agreement).

(5) The per annum Pass-Through Rate of the Class S-1 Certificates on any distribution date through the distribution date in September 2003 is the greater of (i) 2.25% minus One Month LIBOR and (ii) 0.00%. Thereafter, the per annum Pass-Through Rate of the Class S-1 Certificates is 0.00%. The per annum Pass-Through Rate of the Class S-2 Certificates on any distribution date through the distribution date in September 2003 is 0.00%. Thereafter, the per annum Pass-Through Rate of the Class S-2 Certificates on any Distribution Date through the Distribution Date in September 2004 is the greater of (i) 2.25% minus One Month LIBOR and (ii) 0.00%. Thereafter, the per annum Pass-Through Rate of the Class S-2 Certificates is 0.00%.

(6) On any Distribution Date, the Class X-IO Pass-Through Rate will equal to the lesser of (a) for each Distribution Date up to and including the Distribution Date in September 2003, 0.275%, and for each Distribution Date thereafter, 0.10%; and (b) the excess, if any, of the Net WAC Cap (as defined in the Pooling and Servicing Agreement) over the weighted average of the Pass-Through Rates of the Offered Certificates other than Class A-IO, Class S-1, Class S-2 and Class X-IO Certificates.

(7) No ratings have been requested by the Underwriters for the Class P, Class C and Class R Certificates.

(8) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(9) The Class C, Class P, and Class R Certificates will be sold to the Company in a privately negotiated transaction. The Class S-1, Class S-2 and the portion of Class A-IO Certificates will be retained by the Company.

              Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

              Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as Schedule I to the Pooling and Servicing Agreement.

              Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in October 2001.

              REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates and the Class C Certificates will be designated as "regular interests" in a REMIC. The Class R Certificates will be designated as the "residual interest" in a REMIC. The Class P Certificates do not represent an interest in any REMIC created under the Pooling and Servicing Agreement.

              Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Certificates from the Company at the applicable purchase price set forth below, plus, in the case of the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO, Class X-IO, Class S-1 and Class S-2 Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on September 1, 2001 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                                    Purchase Price
                                                    --------------
              Class AF-1                                 100%
              Class AF-2                               99.9949%
              Class AF-3                               99.9817%
              Class AF-4                               99.9846%
              Class AF-5                               99.9876%
              Class AF-6                               99.9876%
              Class AV-1                                 100%
              Class AV-2                                 100%
              Class M-1                                  100%
              Class M-2                                99.5591%

                                                    Purchase Price
                                                    --------------
              Class B                                    100%
              Class A-IO                               10.9859%

              Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:

-----------------------------------------------------------------------------------------------------------------

Series 2001-3        Credit Suisse First        Greenwich Capital          First Union             J.P. Morgan
Designation                 Boston                Markets, Inc.          Securities, Inc.        Securities, Inc.
-----------------------------------------------------------------------------------------------------------------
Class AF-1              $ 15,955,000              $ 15,955,000             $ 15,955,000            $ 15,955,000
-----------------------------------------------------------------------------------------------------------------
Class AF-2                 6,650,000                 6,650,000                6,650,000               6,650,000
-----------------------------------------------------------------------------------------------------------------
Class AF-3                 7,347,500                 7,347,000                7,347,500               7,347,500
-----------------------------------------------------------------------------------------------------------------
Class AF-4                 5,482,500                 5,482,500                5,482,500               5,482,500
-----------------------------------------------------------------------------------------------------------------
Class AF-5                 5,787,500                 5,787,500                5,787,500               5,787,500
-----------------------------------------------------------------------------------------------------------------
Class AF-6                 4,580,000                 4,580,000                4,580,000               4,580,000
-----------------------------------------------------------------------------------------------------------------
Class AV-1                68,002,500                68,002,500               68,002,500              68,002,500
-----------------------------------------------------------------------------------------------------------------
Class AV-2                36,695,000                36,695,000               36,695,000              36,695,000
-----------------------------------------------------------------------------------------------------------------
Class A-IO               127,999,424                        --                       --                      --
-----------------------------------------------------------------------------------------------------------------
Class M-1                 12,250,000                12,250,000               12,250,000              12,250,000
-----------------------------------------------------------------------------------------------------------------
Class M-2                  7,000,000                 7,000,000                7,000,000               7,000,000
-----------------------------------------------------------------------------------------------------------------
Class B-1                  5,250,000                 5,250,000                5,250,000               5,250,000
-----------------------------------------------------------------------------------------------------------------

-------------------------

(1) Class S-1 and Class S-2 will be retained by the Company. Class A-IO has an original class notional balance of $ 204,100,000 and Credit Suisse First Boston Corporation is purchasing the stated amount of the Class A-IO Certificates and the Company will retain the difference between the original class notional balance and the stated amount purchased by Credit Suisse First Boston Corporation.

              Closing Date and Location: 10:00 a.m. Eastern Time on or about October 11, 2001, at the offices of McKee Nelson LLP, 1919 M Street, NW, Washington, DC 20036. The Company will deliver the Underwritten Certificates and the Class S-1 and Class S-2 certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class P, Class C and Class R Certificates in certificated, fully-registered form on or about October 11, 2001.

              Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan Files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

              Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement as follows: (i) every instance where the term "Trust Agreement" or "Servicing Agreement" is referenced in the Standard Terms shall be changed to "Pooling and Servicing Agreement," (ii) there shall be added to the final sentence of Section 1(ii) thereof the words ", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein, (iii) the phrase "upon notice of the Underwriters" in the last paragraph of Section 6(i) thereof shall be amended to read "upon notice to the Underwriters" and (iv) there shall be an additional representation and warranty by the Depositor to the effect that: each Pooling and Servicing Agreement, when executed and delivered as contemplated thereby, will have been duly executed and delivered by the Depositor, and such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement, enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

              Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters' intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

              Collateral Term Sheets, Structural Term Sheets and Computational
Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the response of the staff of the Commission to a No-Action request from the Public Securities Association (made generally available March 9, 1995)) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and
(ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

              Trustee: Bankers Trust Company will act as Trustee of the Trust.

              Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

              Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

              Notices: All communications hereunder, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629.

                                    * * * * *

              The Underwriters agree, subject to the terms and provisions of the Standard Terms to the Underwriting Agreement (June 1997 edition), a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                       CREDIT SUISSE FIRST BOSTON CORPORATION
                                       on behalf of the Underwriters



                                       By: /s/ Brendan J. Keane
                                           -------------------------------------
                                       Name:   Brendan J. Keane
                                       Title:  Managing Director


Accepted and Acknowledged
As of the Date First Above
Written:

SAXON ASSET SECURITIES COMPANY


By: /s/ Bradley D. Adams
    ------------------------------------
Name:   Bradley D. Adams
Title:  Senior Vice President


SAXON MORTGAGE, INC.


By: /s/ Bradley D. Adams
    -----------------------------------
Name:   Bradley D. Adams
Title:  Senior Vice President